EXHIBIT 4.4

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 15, 2007, by and among Nesco Industries, Inc., a Nevada corporation, with headquarters located at 305 Madison Avenue, Suite 4510, New York, NY 10165 (the “Company”), and the undersigned buyers (each, a “Buyer”, and collectively, the “Buyers”).

WHEREAS:

A. In connection with the Securities Purchase Agreement by and among the Company and the Buyers of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Buyer (i) convertible notes of the Company (the “Notes”) which will, among other things, be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (as converted, the “Conversion Shares”) in accordance with the terms of the Notes, and (ii) warrants (the “Warrants”) which will be exercisable to purchase a number of shares of Common Stock in accordance with the terms of the Warrants (as exercised collectively, the “Warrant Shares”).

B. In satisfaction of certain outstanding debt obligations owed by the Company to the Senior Secured Creditors set forth on the Schedule of Creditors included hereto (the “Creditors”) pursuant to (i) that certain 8% Senior Secured Promissory Note dated July 1, 2004 made by the Company in favor of each of the Creditors and (ii) the Nesco Industries, Inc. Stock Purchase Warrant issued to each of the Creditors on July 1, 2004 (collectively, the "Creditor Obligations"), the Company has agreed, upon the terms and subject to the conditions of certain settlement agreements between the Company and each of the Creditors (the "Settlement Agreements"), to issue to each Creditor, among other things, shares of Common Stock;

C. To induce the Buyers to execute and deliver the Securities Purchase Agreement and to induce the Creditors to execute and deliver the Settlement Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, and each of the Buyers hereby agree as follows:

1.  DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)    “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)    “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(c)    “Creditor Registrable Securities” means (i) the 55,308,701 shares of Common Stock issued or issuable to the Creditors in satisfaction of the Creditor Obligations as set out in Item 2 of Schedule 4(o) to the Securities Purchase Agreement and as adjusted as a result of any stock split (including the Reverse Stock Split, as defined in the Securities Purchase Agreement), stock dividend, recapitalization, exchange or similar event or otherwise and (ii) any shares of capital stock of the Company issued or issuable with respect to such shares of Common Stock as a result of any stock dividend or exchange or similar event.

(d)    “Effective Date” means, with respect to any Registration Statement, the date that such Registration Statement has been declared effective by the SEC.

(e)    “Effectiveness Deadline” means the date which is ninety (90) calendar days after the date the Registration Statement is filed with the SEC.

(f)  “Filing Deadline” means the date which is seventy five (75) calendar days after the Closing Date.

(g)    “Investor” means a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(h)    “Investor Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Notes, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any capital stock of the Company issued or issuable with respect to the Conversion Shares, the Notes, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes or exercises of the Warrants.

(i)    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(k)   “Registrable Securities” means Investor Registrable Securities and Creditor Registrable Securities.

(l)    “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

(m)   “Required Holders” means the holders of at least a majority of the Investor Registrable Securities.

(n)    “Required Registration Amount” means 175% of the sum of (i) the number of Conversion Shares issued and issuable pursuant to the Notes as of the Trading Day immediately preceding the applicable date of determination, and (ii) the number of Warrant Shares issued and issuable pursuant to the Warrants as of the Trading Day immediately preceding the applicable date of determination, all subject to adjustment as provided in Section 2(e) (without regard to any limitations on conversion of the Notes or exercise of the Warrants).

(o)    “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(p)    “SEC” means the United States Securities and Exchange Commission.

2.  REGISTRATION.

a.  Mandatory Registration. The Company shall prepare, and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC, a Registration Statement on Form SB-2 (or such other form as may be available) covering the resale of all of the Investor Registrable Securities if, and to the extent, that such Registrable Securities do not exceed, in the aggregate, 33 1/3% of the then-outstanding shares of the Common Stock. Subject to the foregoing limitation, the Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the date the Registration Statement is initially filed with the SEC plus all of the Creditor Registrable Securities. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 a.m. on the Business Day following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

b.  Allocation of Registrable Securities. In the event that the number of Registrable Securities included in any Registration Statement is less than the Required Registration Amount, the initial number of Registrable Securities included in such Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Investor Registrable Securities or increase thereof is declared effective by the SEC and shall not include any Creditor Registrable Securities if there are any Investor Registrable Securities not included in such Registration Statement or prior Registration Statements that the SEC has declared effective. In the event that an Investor sells or otherwise transfers any of such Investor’s Investor Registrable Securities, each transferee shall, upon becoming an Investor, be allocated a pro rata portion of the then remaining number of Investor Registrable Securities included in such Registration Statement for such transferor. Any Shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Investor Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Investor Registrable Securities then held by such Investors which are covered by such Registration Statement. Any amount of Registrable Securities included in one or more Registration Statements in excess of the Required Registration Amount shall be allocated pro rata among the Creditors based on the number of Creditor Registrable Securities held by each Creditor at the time the Registration Statement covering such Registrable Securities is declared effective by the SEC. In no event shall the Company include any securities other than Investor Registrable Securities or Creditor Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

c.  Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee, as counsel for the Investors, any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Gottbetter & Partners, LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

d.  [Intentionally left blank].

e.  Sufficient Number of Shares Registered. In the event the number of Registrable Securities available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the shortest form available therefor, if applicable), or both, so as to cover at least (i) the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement plus (ii) all of the Creditor Registrable Securities, in each case, as soon as practicable, but in any event not later than forty-five (45) days after such time as the Company may do so in accordance with the 1933 Act as interpreted by the SEC but no later than six (6) months after the effectiveness of the prior registration statement, unless there is explicit instruction from the SEC to the contrary. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the sum of (A) the number of Creditor Registrable Securities registered on such Registration Statement, plus (B) the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Notes or the exercise of the Warrants and such calculation shall assume that the Notes are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes) and that the Warrants are then exercisable for shares of Common Stock at the then prevailing Exercise Price (as defined in the Warrants).

f.  Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Investor Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the Effectiveness Deadline (an “Effectiveness Failure”; provided, however, that for thirty (30) days following the Effectiveness Deadline there will be no Effectiveness Failure if the SEC is reviewing the Registration Statement and the Company is using its best efforts to have the Registration Statement declared effective) or (ii) on any day after the Effective Date sales of all of the Investor Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Investor Registrable Securities relating to such Registration Statement an amount in cash equal to (i) one and one-half percent (1.5%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor's Notes relating to the Registrable Securities included in such Registration Statement three (3) Business Days following the occurrence of a Filing Failure and (ii) two percent (2%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor's Notes relating to the Registrable Securities included in such Registration Statement on each of the following dates: (A) three (3) Business Days following the 30th day after an uncured Filing Failure has occurred and on every thirtieth (30th) day thereafter until such Filing Failure is cured; and (B) three (3) Business Days following the end of the month in which an Effectiveness Failure has occurred and on every thirtieth (30th) day thereafter until such Effectiveness Failure is cured (provided that the Company shall pay a pro-rata amount of any Registration Delay Payment for any partial period covered in clause (A) or (B)). The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments”. By way of example, if a Registration Statement covering the Registrable Securities is filed on the 111th day following the Closing Date, the Company shall pay to the Investors (i) an amount equal to 1.5% of the aggregate Purchase Price of such Investor's Notes relating to the Registrable Securities included in such Registration Statement within three (3) Business Days after the 75th day following the Closing Date, (ii) an amount equal to 2% of the Purchase Price of such Investor's Notes relating to the Registrable Securities included in such Registration Statement on the one hundred fifth (105th) day following the Closing Date and (iii) a pro rata amount of such Registration Delay Payment for any subsequent period (determined by multiplying such Registration Delay Payment by the product obtained by dividing the number of days (6) during which such Filing Failure occurred during such subsequent period by 30)). In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. Notwithstanding anything herein to the contrary, in no event shall the Registration Delay Payments exceed ten percent (10%) of the aggregate Purchase Price for all Investors (the "Registration Delay Payments Cap"). Any amount in excess of the Registration Delay Payments Cap (the "Excess Registration Delay Payments") shall cause the Conversion Price of the Investor's Notes to be lowered by an amount equal to the quotient of the amount of such Investors Excess Registration Delay Payments divided by the then outstanding amount of such Investor's Notes. Notwithstanding anything to the contrary contained herein, (y) in no event shall the Company be liable for any damages in connection with the Warrant or Warrant Shares and (z) no Registration Delay Payments shall be payable with respect to any Registrable Securities excluded from a Registration Statement by election of an Investor.

3.  RELATED OBLIGATIONS.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a) or 2(e), the Company will use its commercially reasonable best efforts to effect the registration of the Investor Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.  The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Investor Registrable Securities and use its best efforts to cause such Registration Statement relating to the Investor Registrable Securities to become effective as soon as practicable after such filing (but in the case of the initial Registration Statement required to be filed pursuant to Section 2(a), no later than the Effectiveness Deadline). The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Investor Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Investor Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The term “best efforts” shall mean, among other things, that the Company shall submit to the SEC, within two (2) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

b.  The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times (subject to any Allowable Grace Period) during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q or Form 10-QSB, Form 10-K or Form 10-KSB or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

c.  The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K or Form 10-KSB, and Quarterly Reports on Form 10-Q or Form 10-QSB and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii)  if the Company shall not have filed a final prospectus in accordance with Rule 424 per Section 2(a), upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

d.  The Company shall furnish to each Investor whose Investor Registrable Securities are included in any Registration Statement, without charge, (i) if the Company shall not have filed a final prospectus in accordance with Rule 424 per Section 2(a), upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (ii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

e.  The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Investor Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Investor Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Investor Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f.  The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission. The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g.  The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Investor Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h.  At the reasonable request of any Investor with respect to an underwritten offering pursuant to a Registration Statement, the Company shall furnish, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the managing underwriter may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering.

i.  If any Investor may be required under applicable securities law to be described in the Registration Statement as an Underwriter, the Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees, counsel and the Company’s independent certified public accountants to supply all information which may be necessary and any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (b) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

j.  The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k.  The Company shall use its best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed or quoted on each securities exchange or quotation service on which securities of the same class or series issued jby the Company are then listed or quoted (which shall include the OTC Bulletin Board), if any, if the listing or quotation of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all of the Registrable Securities covered by a Registration Statement on the OTC Bulletin Board and, without limiting the generality of the foregoing, to use its commercially reasonable best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. (“NASD”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l.  The Company shall cooperate with the Investors who hold Investor Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

m.  If requested by an Investor, the Company shall within ten (10) Business Days of receipt of notice from such Investor (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Investor Registrable Securities, including, without limitation, information with respect to the number of Investor Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Investor Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Investor Registrable Securities.

n.  The Company shall reasonably cooperate with the Investors as may be necessary to consummate the disposition of such Investor Registrable Securities.

o.  The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

p.  The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

q.  Within two (2) Business Days after a Registration Statement which covers Investor Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Investor Registrable Securities (with copies to the Investors whose Investor Registrable Securities are included in such Registration Statement) confirmation, in the form attached hereto as Exhibit A, that such Registration Statement has been declared effective by the SEC.

r.  Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed thirty (30) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of sixty (60) days and the first day of any Grace Period must be at least two (2) Trading Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

s.  To the extent not inconsistent with applicable law, in connection with a public offering of securities of the Company, upon the request of the Company or, in the case of an underwritten public offering of the Company's securities, the managing underwriters, each Investor who beneficially owns (as defined in Rule 13d-3 adopted by the SEC under the 1934 Act) at least 5% of the outstanding capital stock of the Company will not effect any sale or distribution (other than those included in the registration statement being filed with respect to such public offering) of, or any short sale of, or any grant of option to purchase, or any hedging or similar transaction with respect to, any securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the 14 days prior to and the 90-day period beginning on the effective date of such public offering, unless the Company, or in the case of an underwritten public offering, the managing underwriters otherwise agree to a shorter period of time. At the request of the Company or the managing underwriters, each such Investor shall execute a customary "lock-up" agreement consistent with the provisions of this Section 3(j); provided, however, that no Investor shall be required to enter into such "lock-up" agreement unless and until all of the Company's executive officers and directors execute substantially similar "lock-up" agreements and the Company uses commercially reasonable efforts to cause each holder of more than 5% of its outstanding capital stock to execute substantially similar "lock-up" agreements. Neither the Company nor the managing underwriter shall terminate, materially amend or waive the enforcement of any material provision under a "lock-up" agreement unless each "lock-up" agreement with an Investor is also amended or waived in a similar manner or terminated, as the case may be. Notwithstanding anything contained in this Agreement or the other Transaction Documents to the contrary, the Company may impose stop-transfer instructions to enforce the restrictions imposed by this Section 3(j).

4.  OBLIGATIONS OF THE INVESTORS AND THE CREDITORS.

a.  At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor and Creditor in writing of the information the Company requires from each such Investor or Creditor if such Investor or Creditor elects to have any of such Investor’s or Creditor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor or Creditor that such Investor or Creditor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b.  Each Investor and Creditor, by such Investor’s or Creditor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor or Creditor has notified the Company in writing of such Investor’s or Creditor’s election to exclude all of such Investor’s or Creditor’s Registrable Securities from such Registration Statement.

c.  Each Investor and Creditor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor or Creditor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s or Creditor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required.

d.  Each Investor and Creditor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to or an exemption therefrom it in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.  EXPENSES OF REGISTRATION.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company related to registrations shall be paid by the Company.

6.  INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.  To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend (i) each Investor, the directors, officers, members, partners, employees, agents and representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act and (ii) each Creditor, the directors, officers, members, partners, employees, agents and representatives of, and each Person, if any, who controls any Creditor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Investor Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors or Creditors pursuant to Section 9.

b.  In connection with any Registration Statement in which an Investor or Creditor is participating, each such Investor and Creditor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, its directors, officers employees, agents and representatives and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor or Creditor will reimburse any reasonable legal or other expenses reasonably incurred by Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor or Creditor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that each Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors or Creditors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

c.  Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e.  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.  REPORTS UNDER THE 1934 ACT.

With a view to making available to the Investors and Creditors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

a.  make and keep public information available, as those terms are understood and defined in Rule 144;

b.  file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.  furnish to each Investor and Creditor so long as such Investor or Creditor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.  ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Investor Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement. The rights under this Agreement shall not be assignable by the Creditors.

10.  AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders; provided that no amendment or waiver that has a disproportionate adverse effect on the rights of any Creditor hereunder shall be effective without the written consent of the holders of a majority of the Creditor Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor, each Creditor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.  MISCELLANEOUS.

a.  A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

b.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Nesco Industries, Inc.
305 Madison Ave., Suite 4510
New York, NY 10165
Telephone:      (212) 986-0886
Facsimile:        (212) 808-0113
Attention:        Matthew Harriton, President

With a copy to:

If before June 30, 2007:

Barack Ferrazzano Kirschbaum Perlman
& Nagelberg LLP
333 W. Wacker, Suite 2700
Chicago, Illinois 60606
Telephone:      312-984-3100
Facsimile:        312-984-3150
Attention:        Sarah M. Bernstein

If after June 30, 2007:

Barack Ferrazzano Kirschbaum Perlman
& Nagelberg LLP
200 W. Madison, Suite 3900
Chicago, Illinois 60606
Telephone:      312-984-3100
Facsimile:       312-984-3150
Attention:       Sarah M. Bernstein

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. If to an Investor other than a Buyer, to the address and facsimile number provided to the Company in accordance with Section 9, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c.     Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e.     This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement), the Settlement Agreements, and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents, the Settlement Agreements, and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.      Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g.     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.  This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.  All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

k.  All consents and other determinations required to be made by the Creditors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the holders of a majority of the Creditor Registrable Securities.

l.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

m.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

n.  The obligations of each Investor and Creditor hereunder are several and not joint with the obligations of any other Investor or Creditor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor or Creditor. Nothing contained herein, and no action taken by any Investor or Creditor pursuant hereto, shall be deemed to constitute the Investors or Creditors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors or Creditors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:	BUYERS:

NESCO INDUSTRIES, INC.	GOTTBETTER CAPITAL MASTER, LTD.

By: /s/ Matthew Harriton	By:/s/ Adam S. Gottbetter
Name: Matthew Harriton	Name: Adam S. Gottbetter
Title: President	Title: Director

BRIDGEPOINTE MASTER FUND LTD.

By:/s/ Eric S. Swartz
Name: Eric S. Swartz
Title: Director

HARBORVIEW MASTER FUND LP

By:/s/ Navigator Management Ltd
Name: Navigator Management Ltd
Title: Authorized Signatory

J. ROEBLING FUND LP

By:/s/ David Vynerib
Name: David Vynerib
Title: Managing Member

LYNN NOVEMBER

By:/s/ Lynn November
Name: Lynn November

ALVIN BLOCK

By:/s/ Alvin Block
Name: Alvin Block

SCHEDULE OF BUYERS

Buyer’s Representative’s
	Buyer Address	Address and
Buyer	and Facsimile Number	Facsimile Number

Gottbetter Capital Master, Ltd.	488 Madison Avenue, 12th Floor	Gottbetter & Partners, LLP
	New York, NY 10022	488 Madison Avenue, 12th Floor
	Facsimile: 212.400.6999	New York, NY 10022
	Attention: Adam S. Gottbetter	Facsimile: 212.400.6901
Attention: Jason M. Rimland

BridgePointe Master Fund Ltd.	1125 Sanctuary Parkway, Suite 275	P. Bradford Hathorn, Esq.
	Alpharetta, GA 30004	Roswell Capital Partners, LLC
	Facsimile: 770.777.5844	1125 Sanctuary Parkway, Suite 275
	Attention: Eric Swartz	Alpharetta, GA 30004
Facsimile: 770-777-5844

Harborview Master Fund LP	Harbor House	Samuel M. Kreiger
	Waterfront Drive	Krieger & Prager LLP
	Road Town, Tortola	39 Broadway, Suite 920
	British Virgin Islands	New York, NY 10006
Facsimile: 212.363.2999

J. Roebling Fund LP	780 Third Avenue, 43rd Floor	N/A
New York, NY 10017

Lynn November	27-2 Mitchell Road	N/A
Westhampton Beach
New York, NY 11978

Alvin Block	One Commerce Square	N/A
2005 Market Street, 7th Floor
Philadelphia, PA 19103

SCHEDULE OF CREDITORS

1.	GRGAS, TOMISLAVA
2.	SULCIS, ANTONIO
3.	CHICCA, LUIS
4.	MATTINA, GUISEPPE
5.	ETRA, RICHARD
6.	CIPOLLONE, EMILIA AND DEANGELIS, MIRELLA
7.	DEANGELIS, JOHN
8.	INGRASIA, FRANK
9.	MOSTOFSKY, M
10.	SAPPER, WAYNE
11.	MILLER, GARY
12.	BELZA DEVELOPMENT PROFIT SHARING
13.	KOUSOULOU, CHRISTAKIS
14.	GAMBINO, CALOGERO AND MARIA
15.	LAWLER, TIMOTHY
16.	CARUSO, SALVATORE AND ROSARIO
17.	NAFTOL, JEFFREY
18.	CINQUEMANI,SALVATORE AND ANNA
19.	GIANNETTI, VICKEY LANZERI
20.	ETRA, RICHARD
21.	BECKER, LILLIAN
22.	WATSON, GEORGE
23.	FISHMAN, HOWARD
24.	NICHOLSON, DONALD
25.	VIGILAN INVESTMENTS
26.	NEIL V. MOODY TRUST
27.	STERNBERG, ERIC
28.	BEECHWOOD VENTURES
29.	TOMS, CAROLINE AND NICHOLAS
30.	RUBIN, ALAN
31.	MICHAELS, EVAN
32.	SALTZSTEIN, STEPHEN E
33.	CAREY, JC
34.	COHEN, BRIAN
35.	BEYCHOK, MARK
36.	BRANDON TRUST

EXHIBIT A
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

______________________, 2007

Interwest Transfer Co. Inc.
1981 Murray Holladay Rd # 100
Holladay, UT
Attention:  [           ]

RE: NESCO INDUSTRIES, INC.

Ladies and Gentlemen:

We are counsel to Nesco Industries, Inc., (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of [ ], 2007 (the “Securities Purchase Agreement”), entered into by and among the Company and the Buyers set forth on Schedule I attached thereto (the “Buyers”) pursuant to which the Company has agreed to sell to the Buyers (i) up to Five Million Dollars ($5,000,000) of secured convertible notes, which shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants to purchase up to 533,047,750 shares of Common Stock in accordance with the terms of the Securities Purchase Agreement (the “Warrant Shares”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of February [ ], 2007, with the Buyer (the “Investor Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Conversion Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Securities Purchase Agreement and the Investor Registration Rights Agreement, on _______, 2007, the Company filed a Registration Statement (File No. ___-_________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the sale of the Conversion Shares and the Warrant Shares.

In connection with the foregoing, we advise the Transfer Agent that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at ____ P.M. on __________, 2007 and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Conversion Shares and the Warrant Shares are available for sale under the 1933 Act pursuant to the Registration Statement.

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The Buyer has confirmed it shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Conversion Shares, and the Warrant Shares.

Very truly yours,

By: _________________________________

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